Exhibit 1.1

UNDERWRITING AGREEMENT

July 18, 2016

Golden Queen Mining Co. Ltd.

2300 – 1066 West Hastings Street

Vancouver, British Columbia

V6E 3X2

Attention: Andree St-Germain, Chief Financial Officer

Ladies and Gentlemen:

Cormark Securities Inc. (“Cormark” or “Lead Underwriter”), as sole bookrunner and M Partners Inc. (together with Cormark, the “Underwriters”), understands that, subject to the terms and conditions stated herein, Golden Queen Mining Co. Ltd., a company continued under the Business Corporations Act (British Columbia) (the “Company”), proposes to issue and sell to the Underwriters an aggregate of 9,670,000 units (the “Firm Units”), each Firm Unit consisting of one common share in the capital of the Company (the “Unit Shares”) and one-half of one common share purchase warrant in the capital of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one common share in the capital of the Company (each a “Warrant Share”) at any time prior to 5:00 p.m. (Vancouver time) on the date that is 3 years following the Closing Date (as defined in Section 2(3)) upon payment of the exercise price of $2.00 per Warrant Share. The Warrants will be issued pursuant a warrant indenture to be dated the Closing Date between the Company and Computershare Trust Company of Canada, as warrant agent, providing for the creation and issuance of the Warrants (the “Warrant Indenture”). The Units will immediately separate into Unit Shares and Warrants upon closing of the offering.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement (this “Agreement”), the Underwriters severally and not jointly, in respect of their percentages set forth in Section 12 hereof, agree to purchase from the Company, and by its acceptance hereof, the Company agrees to sell to the Underwriters, all but not less than all of the Firm Units on the Closing Date for a purchase price of $1.45 (the “Offering Price”) per Firm Unit, being an aggregate purchase price of $14,021,500 against delivery of such Firm Units.

In addition, the Company proposes to grant to the Underwriters, in respect of their percentages set forth in Section 12 hereof, an option (the “Over-Allotment Option”), exercisable in whole or in part at any time up to 30 days after the Closing Date, to purchase up to an additional 1,450,000 units (the “Additional Units”) each comprised of one common share (the “Additional Unit Shares”) and one half of a Warrant (each whole additional Warrant, an “Additional Warrant”), at the Offering Price and upon the terms and conditions set forth herein for the purposes of covering over-allotments and for market stabilization purposes. The additional common shares of the Company issuable upon the exercise of Additional Warrants are hereinafter referred to as the “Additional Warrant Shares”. The Over-Allotment Option may be exercised by the Underwriters in respect of: (i) Additional Units at the Offering Price; or (ii) Additional Unit Shares at a price of $1.44 per Additional Unit Share; or (iii) Additional Warrants at a price of $0.02 per Additional Warrant; or (iv) any combination of Additional Unit Shares and/or Additional Warrants so long as the aggregate number of Additional Unit Shares and Additional Warrants that may be issued under the Over-Allotment Option does not exceed 1,450,000 Additional Unit Shares and 725,000 Additional Warrants. The Units, including the Unit Shares, the Warrant Shares, the Additional Unit Shares, the Additional Warrant Shares, the Warrants, and the Additional Warrants shall have the attributes described in and contemplated by the Prospectuses which are referred to below.

The Underwriters understand that the Company intends to allocate $1.44 of the Offering Price as consideration for the issue of each Unit Share (including any Additional Unit Shares) and $0.01 of the Offering Price as consideration for the issue of each one-half Warrant (including any Additional Warrants).

Any references to “Additional Units” herein shall be construed as references to Additional Unit Shares and/or Additional Warrants, as the context requires, based on whether or not the Over-Allotment Option is exercised and the allocation of Additional Unit Shares and/or Additional Warrants thereunder. Any references to “Closing Date” herein shall be construed as references to “Over-Allotment Closing Date”, as the context requires, based on whether or not the Over-Allotment Option is exercised.

Section 1	Background and Interpretation.

(1)	The Company has filed with the United States Securities and Exchange Commission (the “Commission”) the Registration Statement (as hereinafter defined) under the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), which became effective pursuant to Rule 461 under the Securities Act on May 13, 2016 (the “Effective Date”), for the registration under the Securities Act of up to US$70,000,000 of common shares, warrants and units of the Company, including the Securities. At the time of the filing of the Registration Statement, the Company met the requirements of Form S-3 under the Securities Act. Any reference in this Agreement to the Registration Statement, the U.S. Prospectus or the U.S. Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act, on or before the date of this Agreement, or the issue date of the U.S. Prospectus or the U.S. Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus shall be deemed to refer to and include the filing of any document under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Agreement, or the issue date of the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, as the case may be, deemed to be incorporated therein by reference or is otherwise deemed to be a part of or included therein, as the case may be, by the Securities Act. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference or is otherwise deemed to be a part of or included in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus , as the case may be, by the Securities Act. No stop order suspending the effectiveness of the Registration Statement or the use of the U.S. Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. The Company will not, without the prior consent of the Lead Underwriter, prepare, use or refer to, any free writing prospectus.

(2)	The Company has prepared and filed with the securities regulatory authorities (the “Canadian Commissions”) in the provinces British Columbia, Alberta and Ontario (the “Qualifying Jurisdictions”), pursuant to the Shelf Procedures (as defined below), a preliminary short form base shelf prospectus dated March 6, 2015 (the “Canadian Preliminary Base Prospectus”), and a final short form base shelf prospectus, dated March 18, 2015 in respect of up to $70,000,000 aggregate principal amount of common shares, warrants and units of the Company (collectively, the “Shelf Securities”) pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and policies adopted by the Canadian Commissions in the Qualifying Jurisdictions (collectively, as applied and interpreted, the “Canadian Securities Laws”). The Company selected the British Columbia Securities Commission (the “Reviewing Authority”) as its principal regulator in respect of the offering of the Shelf Securities, and the Reviewing Authority has issued a decision document (a “Decision Document”) under National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions on behalf of itself and the other Canadian Commissions for each of the Canadian Preliminary Base Prospectus and the Canadian Base Prospectus. The term “Canadian Base Prospectus” means the final short form base shelf prospectus relating to the Shelf Securities, including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, at the time the Reviewing Authority issued a Decision Document with respect thereto in accordance with Canadian Securities Laws, including National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 – Shelf Distributions (together, the “Shelf Procedures”). The term “Canadian Prospectus” means the final prospectus supplement relating to the offering to be dated the pricing date and then filed with the Canadian Commissions in the Qualifying Jurisdictions in accordance with the Shelf Procedures (the “Canadian Prospectus Supplement”), together with the Canadian Base Prospectus, including all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws. All references in this Agreement to financial statements and schedules or other information which is “contained”, “included”, “described”, “referenced”, “set forth” or “stated” (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included in the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus or the Canadian Prospectus, as the case may be. All references in this Agreement to the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus and the Canadian Prospectus or any amendments or supplements to any of the foregoing (including any Supplementary Material) shall be deemed to include any copy thereof filed with the Canadian Commissions pursuant to the System for Electronic Document Analysis and Retrieval (SEDAR).

(3)	For the purpose of this Agreement, “Registration Statement” means, collectively, the various parts of the registration statement prepared and filed by the Company on Form S-3 (File No. 333-211141) with respect to the registration of up to US$70,000,000 of common shares, warrants and units of the Company, including the Securities, at any given time each part as amended or supplemented as of such time, including the U.S. Prospectus and U.S. Prospectus Supplement, if any, the U.S. Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement and the documents otherwise deemed to be a part thereof or included therein by the Securities Act. The prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act on May 16, 2016 is referred to herein as the “U.S. Base Prospectus”. The preliminary prospectus supplement relating to the Units filed with the Commission on July 14, 2016 pursuant to Rule 424(b) of the Securities Act (the “U.S. Preliminary Prospectus Supplement”) together with the U.S. Base Prospectus is hereafter referred to as the “U.S. Preliminary Prospectus”. The prospectus supplement relating to the Units, to be filed with the Commission on or about July 18, 2016 pursuant to Rule 424(b) of the Securities Act (the “U.S. Prospectus Supplement”) together with the U.S. Base Prospectus is hereafter referred to as the “U.S. Prospectus”. The U.S. Preliminary Prospectus relating to the Units, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Time of Sale Prospectus”. .

(4)	The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the “Prospectuses.” The U.S. Prospectus Supplement and the Canadian Prospectus Supplement are hereinafter collectively sometimes referred to as the “Prospectus Supplements.”

(5)	Any amendment or supplement to the U.S. Prospectus or the Canadian Prospectus (including any document incorporated by reference therein), that may be filed by or on behalf of the Company with the Canadian Commissions in the Qualifying Jurisdictions or with the Commission after the Canadian Prospectus Supplement and the U.S. Prospectus Supplement have been filed and prior to the expiry of the period of distribution of the Units, is referred to herein collectively as the “Supplementary Material.”

(6)	As used herein, the “Applicable Time” is 8:30 a.m. (Toronto time) on the date of this Agreement. As used herein, a “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and a “Time of Sale Disclosure Package” means the Time of Sale Prospectus and the information set forth on Schedule 1(6) and any issuer free writing prospectuses and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”).

(7)	As used herein, the terms “Registration Statement”, “U.S. Preliminary Prospectus”, “Time of Sale Prospectus” and “U.S. Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Form S-3 that were filed with the Commission on or before the date of such Registration Statement, U.S. Preliminary Prospectus, Time of Sale Prospectus and as the case may be, and the documents otherwise deemed to be a part thereof or included therein by the Securities Act (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

(8)	All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus and the U.S. Prospectus shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). .

(9)	All references in this Agreement to “issuer free writing prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, relating to the Offered Units that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act because it contains a description of the Offered Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act under the rules and regulations of the Commission.

(10)	As used herein, “business day” shall mean a day on which the Toronto Stock Exchange (“TSX”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or”, as used herein, is not exclusive.

(11)	As used herein, “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(12)	As used herein, “Applicable Law” means any and all laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by- laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used. “U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(13)	As used herein, “associate”, “misrepresentation”, “material fact”, and “material change” shall have the meanings given to such terms under applicable Canadian Securities Laws, and the terms “affiliate” and “subsidiary” shall have the meanings given to such terms in National Instrument 45-106 - Prospectus Exemptions.

(14)	The Underwriters shall offer the Units for sale to the public directly and through other duly registered investment dealers and brokers in the Qualifying Jurisdictions and the United States only as permitted by Applicable Law and upon the terms and conditions set forth in the Prospectuses and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the U.S. Preliminary Prospectus or the Prospectuses or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Jurisdictions in accordance with Canadian Securities Laws or such states of the United States in which the Units are duly qualified under U.S. Securities Laws, in such manner as to require registration of the Units or the filing of a prospectus or any similar document with respect to the Units by the Company therein or subject the Company to ongoing periodic reporting obligations in such jurisdiction pursuant to the securities laws of such jurisdiction. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the Exchange Act, will not offer or sell any Units in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act. Sales of Units in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws or in circumstances where an exemption from the Canadian registered dealer requirements is available. Notwithstanding the foregoing provisions of this paragraph, an Underwriter will not be liable to the Company under this Agreement with respect to a default by another Underwriter under this paragraph.

Section 2	Purchase, Sale, Payment and Delivery of the Units.

The Company hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Units as follows:

(1)	Public Offering of the Units. The Lead Underwriter hereby advises the Company that the Underwriters intend to offer for sale to the public, on the terms set forth in the Time of Sale Prospectus and each Prospectus, their respective portions of the Units as soon after this Agreement has been executed as the Lead Underwriter, in its sole judgment, has determined is advisable and practicable. After the Underwriters have made a reasonable effort to sell all of the Units at the Offering Price, the purchase price of the Units may be decreased by the Underwriters and may be further changed from time to time to an amount not greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Units is less than the gross proceeds paid by the Underwriters to the Company. Any such decrease will not affect the proceeds to be received by the Company.

(2)	Underwriters’ Commission. In consideration of this Agreement, the Company agrees to pay to the Underwriters at the Closing Date an underwriting fee equal to (a) 6.0% of the gross proceeds from the sale of the Firm Units (other than certain Firm Units that are subject to an agreed upon president’s list for an amount up to $4,000,000 for which the fee will be 4%), and, if applicable, (b) 6.0% of the gross proceeds from the sale of any Additional Units (the “Underwriters’ Commission”). The Underwriters’ Commission may be deducted by the Underwriters from the proceeds of sale of the Firm Units, and, if applicable, the Additional Units, on the Closing Date. In addition, the Company agrees to pay to the Underwriters, and in the manner specified by the Lead Underwriter, all fees, disbursements and expenses incurred by the Underwriters in accordance with the provisions in Section 5 hereof. As additional consideration, the Underwriters will also receive that number of warrants (the “Underwriter Warrants”) equal to 6% of the number of Unit Shares issued pursuant to the offering, including any Additional Unit Shares, other than with respect to the agreed upon president’s list for an amount up to $4,000,000, for which the number of Underwriter Warrants will be 4% of the number of Unit Shares issued in connection therewith. Each Underwriter Warrant will entitle the holder thereof to acquire, from the Company, one common share in the capital of the Company (each an “Underwriter Warrant Share”) at any time prior to 5:00 p.m. (Vancouver time) on the date that is 3 years following the Closing Date upon payment of the exercise price of $2.00 per Warrant Share.

(3)	The Closing Date in respect of the Units. Payment of the Offering Price for the Firm Units, and if applicable, any Additional Units, shall be made to the Company by wire transfer against delivery of the Unit Shares and, if applicable, Additional Unit Shares, to the Lead Underwriter on behalf of the Underwriters, through the facilities of CDS Clearing and Depository Services Inc. (“CDS”) designated by the Underwriters, and delivery to the Underwriters of Warrants, and if applicable, Additional Warrant certificates, in such names and denominations as the Underwriters may request, and such payment and delivery shall be made at 8:30 a.m. (Toronto time), on July 25, 2016 (the “Closing Date”) (unless another time shall be agreed to by the Lead Underwriter and the Company). The Unit Shares, Additional Shares, Warrants and Additional Warrants shall be registered in such names and in such denominations as specified by the Lead Underwriter on behalf of the Underwriters. It is understood that the Lead Underwriter has been authorized, for their own accounts and the accounts of the non-defaulting Underwriters, to accept delivery of and receipt for, and make payment of the Offering Price for, the Units the Underwriters have agreed to purchase (subject to such adjustment as the Lead Underwriter may determine to eliminate fractional shares). The Lead Underwriter, individually and not as the Lead Underwriter of the Underwriters, may (but shall not be obligated to) make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Lead Underwriter by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(4)	The Additional Units. In addition, the Company hereby grants to the Underwriters the Over-Allotment Option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units. The Over-Allotment Option may be exercised by the Underwriters in respect of: (i) Additional Units at the Offering Price; or (ii) Additional Unit Shares at a price of $1.44 per Additional Unit Share; or (iii) Additional Warrants at a price of $0.02 per Additional Warrant; or (iv) any combination of Additional Unit Shares and/or Additional Warrants so long as the aggregate number of Additional Unit Shares and Additional Warrants that may be issued under the Over-Allotment Option does not exceed 1,450,000 Additional Unit Shares and 725,000 Additional Warrants. The Over-Allotment Option granted hereunder may be exercised in whole or in part at any time up to 30 days after the Closing Date upon notice by the Lead Underwriter to the Company (the “Notice of Exercise”), which notice may be given at any time prior to 10:00 a.m. (Toronto time) on the day that is one (1) business day prior to the closing of the Over-Allotment Option (the “Over-Allotment Closing Date”). The Notice of Exercise shall set forth (i) the aggregate number of Additional Units, Additional Unit Shares and/or Additional Warrants as to which the Underwriters are exercising the Over-Allotment Option, (ii) the names and denominations in which the Additional Unit Shares are to be registered through the facilities of CDS, or otherwise, as applicable, and (iii) the names and denominations that any Additional Warrant certificates shall be registered in.

(5)	Delivery of the Units and Closing Mechanics. The Company shall deliver, or cause to be delivered, to the Lead Underwriter for the accounts of the Underwriters, the Firm Units, and if applicable, the Additional Units, at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Offering Price therefor. The Units shall be registered in such names and denominations as the Lead Underwriter shall have requested at least one full business day prior to the Closing Date. Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Morton Law LLP in Vancouver, British Columbia at 8:30 a.m. (Toronto time), or at such other place as the Lead Underwriter and the Company may agree, on the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3	Representations and Warranties of the Company.

The Company hereby represents and warrants to each Underwriter, as of the date of this Agreement, as of the Closing Date, and covenants with each Underwriter, as follows:

(a)	Subsidiaries. All of the direct and indirect material subsidiaries of the Company are set forth on Schedule 3.1(a) (each, a “Subsidiary”). The Company owns, directly or indirectly, the shares or other equity interests of each Subsidiary as set out in Schedule 3.1(a) free and clear of any liens (other than as set out in the Schedule3.1(a)), and all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)	Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, by-laws or other constating, organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement and any other document required to be executed by and delivered by the Company hereunder (each a “Transaction Document”, collectively, the Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the “Board of Directors”) or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Unit Shares, the Warrants, the Warrant Shares, the Underwriter Warrants, the Underwriter Warrant Shares, the Additional Unit Shares, the Additional Warrants, the Additional Warrant Shares, the Additional Underwriter Warrants and the Additional Underwriter Warrant Shares (collectively, the “Securities”) and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other constating, organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including Canadian Securities Laws and U.S. federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Canadian, provincial, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4 of this Agreement, (ii) the filing with the Commission of the U.S. Preliminary Prospectus Supplement and the U.S. Prospectus Supplement, (iii) the filing of the Canadian Prospectus with the Canadian Commissions, (iv) application to the TSX for the listing of the Unit Shares, the Warrant Shares, the Underwriter Warrant Shares, the Additional Unit Shares, the Additional Warrant Shares and the Additional Underwriter Warrant Shares for trading thereon in the time and manner required thereby and (v) such filings as are required to be made under applicable Canadian Securities Laws and U.S. Securities Laws (collectively, the “Required Approvals”).

(f)	Registration Statement. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the U.S. Prospectus Supplement will meet the requirements set forth in Rule 424(b). The Company has advised the Lead Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement and U.S. Prospectus Supplement. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The U.S. Preliminary Prospectus and the U.S. Prospectus when filed complied in all material respects with the Securities Act and were identical in all material respects to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Units. Each of the Registration Statement and any post-effective amendment thereto, at the time each part thereof became effective pursuant to the Securities Act and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and, any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Disclosure Package did not, and at the time of the Closing Date, the Time of Sale Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The U.S. Prospectus, as amended or supplemented, as of its date and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Underwriters specifically for use in the preparation thereof. There are no agreements, contracts, arrangements or understandings (written or oral) or other documents required to be described in the Time of Sale Prospectus or the U.S. Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(g)	Canadian Securities Laws. The Company is eligible to use the Shelf Procedures. No cease trade order preventing or suspending the use of the Canadian Preliminary Base Prospectus or the Canadian Prospectus or preventing the distribution of the Units has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Commissions; as of their respective dates, the Canadian Preliminary Base Prospectus and the Canadian Prospectus complied in all material respects with all applicable Canadian Securities Laws; each of the Canadian Commissions in the Qualifying Jurisdictions has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus and the Canadian Prospectus. On the Closing Date (i) the Canadian Prospectus will comply in all material respects with the Canadian Securities Laws, and (ii) the Canadian Prospectus or any amendment or supplement thereto constituted at the respective dates thereof, and will constitute at the Closing Date full, true and plain disclosure of all material facts relating to the Units, that is required to be in the Canadian Prospectus, and did not at the respective dates thereof, and will not at the Closing Date contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To its knowledge, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 - Underwriting Conflicts of the Canadian Securities Administrators) of any of the Underwriters.

(h)	Short Form Eligibility. The Company (i) meets the general eligibility requirements to use the Shelf Procedures, and (b) is eligible to file a prospectus in the form of a short form prospectus under NI 44-101.

(i)	Reporting Issuer and TSX Status. The Company is a “reporting issuer” (i) in the Qualifying Jurisdictions, and (ii) in good standing under Canadian Securities Laws. The Company is not in material default of any requirement of such legislation.

(j)	Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Warrants, Additional Warrants and Underwriter Warrants will, as at closing, have been duly and validly created and the Warrant Shares, the Additional Warrant Shares and the Underwriter Warrant Shares have been authorized and allotted for issuance and upon the payment therefor and the issue thereof upon exercise of the Warrants, Additional Warrant in accordance with the provisions of the Warrant Indenture, the Warrant Shares and the Additional Warrant Shares will be validly issued as fully paid and non-assessable Common Shares. The Company has reserved the maximum number of Common Shares issuable pursuant to this Agreement and the Warrants, the Additional Warrant and the Underwriter Warrants.

(k)	Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(k). The Company has not issued any shares since its most recently filed periodic report under the Exchange Act, other than as set out in Schedule 3.1(k) or pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act and Canadian Securities Laws, as applicable. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that has not previously been waived by such person. Except as set out in Schedule 3.1(k) or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any Common Shares or the shares of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share equivalents or shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding Common Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with Canadian Securities Laws and all United States federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(l)	SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the U.S. Base Prospectus, the U.S. Preliminary Prospectus Supplement and the U.S. Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each document filed or to be filed with the Canadian Commissions that is or will be incorporated or deemed to be incorporated by reference in the Canadian Base Prospectus and the Canadian Prospectus complied or will comply when so filed in all material respects with Canadian Securities Laws, and did not, does not and will not contain a misrepresentation as defined under Canadian Securities Laws, and none of such documents contained, contains or will contain at the time of its filing any untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or are made, not misleading. There are no reports or information that, in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the Offering of the Securities that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Reviewing Authority or the other Canadian Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Reviewing Authority or the other Canadian Commissions in connection with the Canadian Base Prospectus or the Canadian Prospectus that have not been filed as required. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports or included or incorporated by reference in the Canadian Base Shelf Prospectus and the Canadian Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and Canadian Securities Laws with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement and the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act to be described in the Registration Statement or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(m)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports and the Canadian Prospectus, except as specifically disclosed in a subsequent SEC Report or filing of the Company pursuant to Canadian Securities Laws that is filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities (contingent or otherwise) other than (A) as set out in Schedule 3.1(m), (B) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (C) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and the Canadian Commissions, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or as disclosed in Schedule 3.1(m). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(m), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws, including Canadian Securities Laws, at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(n)	Litigation. Current legal proceedings involving the Company or its Subsidiaries, are set forth on Schedule 3.1(n). Other than as set out in Schedule 3.1(n), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (Canadian federal, provincial, U.S. federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under Canadian Securities Laws, U.S. federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or the Canadian Commissions involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(o)	Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable Canadian federal, provincial, U.S. federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)	Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable U.S. federal, state and local laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)	Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), other than as set out in Schedule 3.1(q), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any applicable statute, rule, ordinance or regulation of any governmental authority, including without limitation all applicable Canadian federal, provincial, U.S. federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(r)	Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state and local regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Canadian Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(s)	Title to Assets. The interest of the Company and the Subsidiaries in its real property is described in Schedule 3.1(s). The Company and the Subsidiaries have good and marketable title to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) liens related to the financing of mining equipment acquired by the Company’s Subsidiary, and (iii) liens for the payment of Canadian federal, provincial, U.S. federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(t)	Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and the Canadian Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports and the Canadian Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)	Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(v)	Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and the Canadian Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(w)	Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries (i) have established and maintain “disclosure controls and procedures” and “internal controls over financial reporting” within the meaning of such terms under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings and the Company is in compliance with the certification requirements thereof with respect to the Company’s annual and interim filings with Canadian securities regulators; and (ii) have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(x)	Certain Fees. Except as set forth in the U.S. Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, except as set forth in the U.S. Prospectus, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Except as set forth in the U.S. Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date. Except for the advisory fee to H.C. Wainwright LLC, none of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(y)	Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfied the requirement of National Instrument 52-110 – Audit Committees (“NI 52-110”). The audit committee of the Company operates in accordance with all material requirements of NI 52-110.

(z)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(aa)	Registration Rights. Other than as set forth on Schedule 3.1(aa), no person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(bb)	Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted, including for greater certainty the TSX to the effect that the Company is not in compliance with the listing or maintenance requirements, by-laws or rules of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through DTC or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer.

(cc)	Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(dd)	No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ee)	Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(ff) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ff)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all Canadian federal, provincial, United States federal, state and local income tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(gg)	Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977 (United States) or the Corruption of Foreign Public Officials Act (Canada).

(hh)	Accountants. To the knowledge and belief of the Company, BDO Canada LLP and PricewaterhouseCoopers LLP (i) are independent registered public accounting firms as required by the Exchange Act and (ii) PricewaterhouseCoopers LLP shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016. Except as disclosed in the SEC Reports, BDO Canada LLP and PricewaterhouseCoopers have not, during the periods covered by the financial statements included in the U.S. Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ii)	Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(jj)	U.S. Real Property Holding Corporation. The Company is not and has not been within the last five years a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(kk)	Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)	Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm)	D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering as well as in the lock-up agreements provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(nn)	FINRA Affiliation. No officer, director or any beneficial owner of 5% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Lead Underwriter if it learns that any officer, director or owner of 5% or more of the Company’s outstanding Common Shares or Common Share Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(oo)	Board of Directors. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with Canadian Securities Laws and the rules of the TSX. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under Canadian Securities Laws.

Any certificate signed by any officer on behalf of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Company or Subsidiaries, as the case may be, as to matters covered thereby, to each Underwriter.

Section 4	Certain Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)	Delivery of Registration Statement, Time of Sale Prospectus and Prospectuses. To the extent not available on EDGAR as it relates to the Registration Statement, the Time of Sale Prospectus, the U.S. Prospectus and any supplements and amendments thereto, the Company shall furnish and deliver to the Underwriters, in such cities as the Underwriters may reasonably and lawfully request without charge, as soon as practicable after the filing thereof (as to the Time of Sale Prospectus and the U.S. Prospectus) or after the filing thereof (as to the Canadian Prospectus), and during the period mentioned in Section 4(e) or Section 4(f) below, as many commercial copies, or originally signed versions, of the Time of Sale Prospectus, the Canadian Prospectus, the U.S. Prospectus and any supplements and amendments thereto or to the Registration Statement as the Lead Underwriter on behalf of the Underwriters may reasonably request for the purposes contemplated by the Securities Act and the Canadian Securities Laws. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units and ending on the completion of the distribution of the offering of the Units, during which time a preliminary prospectus, preliminary prospectus supplement or a prospectus relating to the Units is required by applicable Canadian Securities Laws or U.S. Securities Laws to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.

(b)	Lead Underwriter’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus, the Canadian Prospectus or the U.S. Prospectus (including any amendment or supplement through incorporation by reference of any document), the Company shall furnish to the Lead Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Lead Underwriter’s consent which shall not be unreasonably delayed, conditioned or withheld.

(c)	Free Writing Prospectuses. The Company shall furnish to the Lead Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Lead Underwriter’s consent which shall not be unreasonably delayed, conditioned or withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by, the Company as such Underwriter may reasonably request. If during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Lead Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Lead Underwriter’s consent which shall not be unreasonably delayed conditioned or withheld.

(d)	Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)	Amendments and Supplements to Time of Sale Prospectus. If any time prior to the Closing Date any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus, as amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if, in the reasonable opinion of counsel for the Company or Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with Applicable Law, including the Securities Act, the Company shall (subject to Section 4(b) and Section 4(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with Applicable Law including the Securities Act.

(f)	Securities Act Compliance. The Company will prepare the Canadian Prospectus and the U.S. Prospectus Supplement in a form approved by the Lead Underwriter and (i) will file the Canadian Prospectus with the Reviewing Authority in accordance with the Shelf Procedures as soon as practicably possible, and in any event, not later than 5:30 p.m. on July 18, 2016 and (ii) will file the U.S. Prospectus Supplement with the Commission pursuant to the requirements of Rule 424 of the Securities Act. After the date of this Agreement, the Company shall promptly advise the Lead Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information or other communication from, any Canadian Commission or the Commission with respect to the Canadian Prospectus or the Registration Statement, (ii) of any request by any Canadian Commission to amend or supplement the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the U.S. Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectuses, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance by the Commission or any Canadian Commission, as applicable, of any stop order suspending the effectiveness of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus, any marketing materials, the U.S. Prospectus or the Canadian Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, or the suspension of the qualification of the Units for sale in any jurisdiction, or of any proceedings to remove, suspend or terminate from listing or quotation the Unit Shares and the Units from the TSX, or of the threatening or initiation of any proceedings for any of such purposes, and (vi) of the issuance by any Governmental Authority of any order having the effect of ceasing or suspending the distribution of the Units, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. If the Commission or any Canadian Commission shall enter any such stop order at any time, the Company will use best efforts to obtain the lifting of such order at the earliest possible moment.

(g)	Amendments and Supplements to the Prospectuses and Other Securities Act Matters. The Company will comply with the U.S. Securities Laws and the Canadian Securities Laws so as to permit the completion of the distribution of the Units during the Prospectus Delivery Period as contemplated in this Agreement and the Prospectuses. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectuses so that the Prospectuses do not include a misrepresentation or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Canadian Prospectus is delivered to a purchaser, not misleading, or if during the Prospectus Delivery Period in the reasonable opinion of the Company, Lead Underwriter or counsel for the Company or Underwriters it is otherwise necessary to amend or supplement the Prospectuses to comply with U.S. Securities Laws or Canadian Securities Laws, the Company agrees (subject to Section 4(b) and Section 4(c)) to promptly prepare, file with the Commission and the Canadian Commissions and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectuses so that the statements in the Prospectuses as so amended or supplemented will not include a misrepresentation or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Canadian Prospectus is delivered to a purchaser, not be misleading or so that the Prospectuses, as amended or supplemented, will comply with the U.S. Securities Laws and the Canadian Securities Laws, as applicable. Neither the Lead Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(b) or Section 4(c).

(h)	Warrant Indenture. At the Closing Date, the Warrant Indenture shall have been executed and delivered by the Company and Computershare Trust Company of Canada in form and substance satisfactory to the Lead Underwriter and its counsel, acting reasonably.

(i)	Lock-Up Agreements. The Company shall use its commercially reasonable efforts to cause each of the Company’s directors and senior officers and each of the other persons listed on Exhibit “A” to execute and deliver to the Lead Underwriter a lock-up agreement in the form of Exhibit “B” hereto on or before the Closing Date.

(j)	Stock Exchange Listing. The Company shall use its commercially reasonable best efforts to ensure that the Unit Shares, Warrant Shares, Additional Unit Shares and Additional Warrant Shares are conditionally approved for listing and for trading on the TSX subject to satisfaction by the Company of the conditions imposed by the TSX.

(k)	Use of Proceeds. The Company shall apply the net proceeds from the sale of the Units and the Additional Units sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus.

(l)	Earnings Statement. As soon as practicable, but in any event no later than 18 months after the date of this Agreement, the Company will make generally available to its security holders and to the Lead Underwriter an earnings statement (which need not be audited) covering a period of at least 12 months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m)	Periodic Reporting Obligations. During the period when the U.S. Prospectus is required to be delivered under the Securities Act, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(n)	Agreement Not to Issue, Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 90th day following the Closing Date (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Lead Underwriter (which consent will not be unreasonably withheld), (i) issue, offer, sell (including, without limitation, any short sale), contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or transfer, directly or indirectly, or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Shares, or any securities convertible into or exchangeable or exercisable for, or warrants or other rights to purchase, the foregoing, (ii) other than a registration Form on S-8 subject to the restrictions set forth below, file or cause to become effective a registration statement under the Securities Act, or to file a prospectus under the Canadian Securities Laws, relating to the offer and sale of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units under the Securities Act, the filing of the Canadian Prospectus under the Canadian Securities Laws relating to the sale of the Units and the sales of the Units to the Underwriters pursuant to this Agreement, (B) issuances of Common Shares upon the exercise of options or restricted stock units issued under the Company’s equity compensation plans, (C) the issuance of stock options or restricted stock units in the ordinary course and the issuance of Common Shares pursuant to the Company’s equity compensation plans, (D) the issuance of Common Shares pursuant to the exercise of warrants outstanding as of the date hereof, or (E) the issuance of options or securities of the Company in connection with bona fide arm’s length acquisitions, mergers, consolidations or amalgamations with any company or companies (including, but not limited to, in connection with the acquisitions contemplated in the Prospectuses) (other than a direct or indirect acquisition, merger, consolidation or amalgamation, whether by way of one or more transactions, of an entity all or substantially all of the assets of which are cash, marketable securities or financial in nature or an acquisition that is structured primarily to defeat the intent of this provision).

(o)	Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Units and Additional Units in such a manner as would require the Company or any of its Material Subsidiaries to register as an investment company under the Investment Company Act.

(p)	Press Releases/Announcements. Prior to the Closing Date, the Company shall not, without the Lead Underwriter’s prior written consent, which shall not be unreasonably delayed, conditioned or withheld, issue any press releases or other communications directly or indirectly and shall not hold any press conferences with respect to the Company or any Material Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Material Subsidiaries, or with respect to the offering of the Units. Notwithstanding the foregoing, nothing contained in this subsection shall prevent the Company from issuing a press release forthwith in the event that the Company’s counsel advises that it is necessary in order to comply with Applicable Law or the rules or requirements of the TSX, or from issuing a press release or holding an analyst call in the normal course in connection with the release of financial results.

The Lead Underwriter, on behalf of the Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 5	Payment of Expenses.

Whether or not the purchase and sale of the Units pursuant to this Agreement is completed, the Company will pay all costs, expenses, fees and taxes incurred in connection with the purchase, sale and delivery of the Units and the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, the following:

(a)	the preparation and filing of the Registration Statement (including the Financial Statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectuses, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and the U.S. Preliminary Prospectus and any amendments or supplements thereto, including the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

(b)	the registration, issue, sale and delivery of the Units, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters;

(c)	the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

(d)	all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Units for offer and sale under the U.S. Securities Laws or Canadian Securities Laws or any other foreign laws, and, if reasonably requested by the Lead Underwriter, preparing, printing and furnishing copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, or other memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions;

(e)	all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors of the Company;

(f)	the reasonable legal fees and filing fees and other disbursements of Canadian and U.S. counsel for the Underwriters;

(g)	the fees and expenses associated with the listing of the Unit Shares, Warrant Shares, Additional Units and Additional Warrant Shares;

(h)	any filing for review of the public offering of the Units by FINRA;

(i)	the fees and disbursements of any transfer agent or registrar for the Units;

(j)	the reasonable costs and expenses of the Underwriters relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces (including reasonable travel and related expenses);

(k)	the costs and expenses of qualifying the Unit Shares, the Warrant Shares, the Additional Unit Shares and the Additional Warrant Shares for inclusion in the book-entry settlement systems of CDS; and

(l)	the performance of the Company’s other obligations hereunder,

including Canadian federal goods and services tax and provincial sales tax eligible in respect of any of the foregoing. All such expenses incurred by or on behalf of the Underwriters shall be payable by the Company within 30 days of the receipt of an invoice in respect thereof. Notwithstanding the foregoing, the fees and expenses payable by the Company to the Underwriters pursuant to subparagraph (f) above shall not exceed US$75,000. Except as provided in this Section 5, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any Units by them, and any advertising expenses in connection with any offers of Units that they may make following the Closing Date.

Section 6	Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase and pay for the Firm Units, and if applicable, the Additional Units, as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 3 as of the date hereof and as of the Closing Date, to the timely performance by the Company of its covenants and other obligations of the Company hereunder, and to each of the following additional conditions precedent:

(a)	Opinion and 10b-5 Statement of United States Counsel for the Company. On the Closing Date, the Underwriters shall have received an opinion and Rule 10b-5 negative assurance statement of Dorsey & Whitney LLP, and with regard to any United States subsidiary opinions from such counsel as the Company may designate, addressed to the Underwriters, and dated the Closing Date, in the form and substance as may be reasonably satisfactory to counsel for the Underwriters.

(b)	Opinion. The Underwriters receiving a favourable legal opinion of Morton Law LLP, Canadian counsel to the Company, addressed to the Underwriters and counsel to the Underwriters, dated as of the Closing Date, as to the qualification of the Units for sale to the public and as to other matters governed by the laws of the Qualifying Jurisdictions, provided that Morton Law LLP shall be entitled to rely exclusively upon the opinions of local counsel as to matters governed by the laws of any Qualifying Jurisdictions in which it is not qualified to practice, in each case in a form acceptable in all reasonable respects to counsel to the Underwriters. The Underwriters shall also receiving favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from counsel to the Company in the jurisdictions of existence of the material Subsidiaries, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the material Subsidiaries, as appropriate, with respect to the following matters: (a) each material Subsidiary is a corporation existing under the laws of the jurisdiction in which it exists, and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets; and (b) as to the registered ownership of the issued and outstanding shares of each material Subsidiary.

(c)	Title Opinion. On the Closing Date, the Underwriters shall have received the favorable title report of Gresham & Savage, counsel to the Company, dated as of such Closing Date, addressed to the Underwriters in customary form and substance satisfactory to the Underwriters, as to ownership by Golden Queen Mining Company, LLC of the Soledad Mountain Project.

(d)	Accountants’ Comfort Letters. The Lead Underwriter shall have received from BDO Canada LLP (the independent registered public accounting firm of the Company for the year ended December 31, 2015) and from PricewaterhouseCoopers LLP (the independent registered public accounting firm of the Company for the quarter ended March 31, 2016 and thereafter), (i) letters dated, respectively, the date of the Prospectus Supplements, and addressed to the Underwriters and the board of directors of the Company, in form and substance reasonably satisfactory to the Lead Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters which letters shall cover with respect to the Financial Statements, including without limitation, certain financial and accounting disclosures contained or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Prospectuses and the Prospectus Supplements, and (ii) confirming that they are independent public, certified public or chartered accountants as required by the Securities Act.

(e)	Bring-down Comfort Letters. On the Closing Date, the Lead Underwriter shall have received from BDO Canada LLP (the independent registered public accounting firm of the Company for the year ended December 31, 2015) and from PricewaterhouseCoopers LLP (the independent registered public accounting firm of the Company for the quarter ended March 31, 2016 and thereafter), a letter dated such date, and addressed to the Underwriters and the board of directors of the Company, in form and substance reasonably satisfactory to the Lead Underwriter, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to Section 6(d), except that the specified date referred to therein for the carrying out of procedures shall be no more than two (2) business days prior to the Closing Date.

(f)	Company Compliance with Prospectus and Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i)	the U.S. Prospectus shall have been filed with the Commission in the manner and within the time period required by the Securities Act, and the Canadian Prospectus shall have been filed with the Canadian Commissions in each of the Qualifying Jurisdictions and in accordance with the Canadian Securities Laws, and a receipt obtained therefor;

(ii)	no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(iii)	no order preventing or suspending the use of the Canadian Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Commission or other securities regulatory authority in Canada;

(iv)	no order, ruling, determination having the effect of suspending the issuance, sale, exercise or conversion or ceasing the trading of the Common Shares or securities convertible into Common Shares, or any other securities of the Company shall have been issued by any Governmental Authority in Canada or the United States and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated or threatened by any such court, securities regulatory authority or stock exchange;

(v)	the Canadian Prospectus Supplement shall have been filed with the Canadian Commissions in each of the Qualifying Jurisdictions in accordance with the Shelf Procedures and a U.S. Prospectus Supplement shall have been filed with the Commission;

(vi)	the Registration Statement and all amendments thereto, at the time each part became effective pursuant to the Securities Act, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (a) neither the Prospectuses nor any amendment or supplement thereto, shall include a misrepresentation or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (b) no Time of Sale Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (c) none of the free writing prospectuses, if any, shall include an untrue statement of a material fact or, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

(vii)	all requests for additional information on the part of the Commission or any Canadian Commission shall have been complied with.

(g)	No Material Adverse Effect. For the period from the date of this Agreement and to and including the Closing Date, in the judgment of the Lead Underwriter, there shall not have occurred any Material Adverse Effect.

(h)	Officers’ Certificate. On the Closing Date, the Underwriters shall have received a written certificate, addressed to the Underwriters, executed by the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, in each case, in such capacity and not in his personal capacity, dated as of the Closing Date, to the effect that the conditions set forth in Section 6(f) have been met, and further to the effect that:

(i)	the representations, warranties and covenants of the Company set forth in Section 3 of this Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of such Closing Date, except that any representations and warranties qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects;

(ii)	as at the Closing Date, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any securities convertible into Common Shares has been issued and no proceedings for such purpose are pending or, to the best of the knowledge, information and belief of the person signing such certificate, are contemplated or threatened; and

(iii)	the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i)	Certificates of the Company. The Underwriters having received certificates dated the Closing Date, addressed to the Underwriters, signed by the Corporate Secretary of the Company, in such capacity and not personally, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(i)	the constating documents and by-laws of the Company;

(ii)	the resolutions of the directors of the Company relevant to the distribution of the Units in each of the Qualifying Jurisdictions and in the United States, allotment, issue (or reservation for issue) and sale of the Units, the authorization of this Agreement, and the other agreements and transactions contemplated by this Agreement; and

(iii)	the incumbency and signatures of signing officers of the Company.

(j)	Good Standing. The Lead Underwriter shall have received on and as of the day prior to the Closing Date, satisfactory evidence of the good standing of the Company and its Material Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(k)	Listing. The Unit Shares, Warrant Shares, Additional Unit Shares and Additional Warrant Shares shall have been approved for listing on the TSX subject to the fulfillment of the usual post-closing requirements.

(l)	Lock-Up Agreements from Directors and Officers of the Company. On or prior to the Closing Date, the Company shall have furnished to the Lead Underwriter an agreement in the form of Exhibit “B” hereto from each of the persons listed on Exhibit “A” hereto, and such agreement shall be in full force and effect on the Closing Date.

(m)	Certificate of Transfer Agent. The Company having delivered to the Underwriters on the Closing Date, as the case may be, a certificate of Computershare Investor Services Inc. as registrar and transfer agent of the Common Shares, which certifies the number of Common Shares issued and outstanding on the date prior to the Closing Date.

(n)	No Termination. The Underwriters shall not have previously terminated their obligations pursuant to Section 8 of this Agreement.

(o)	Additional Documents. On or before the Closing Date, the Lead Underwriter and counsel for the Underwriters shall have received such information and other customary closing documents as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Units as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lead Underwriter and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 6, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 7	Covenants of the Underwriters.

(1)	Each Underwriter, severally and not jointly, covenants with the Company, after the Closing Date, the Underwriters will (a) use their reasonable best efforts to complete the distribution of the Units as promptly as possible and (b) give prompt written notice to the Company or its counsel when, in the opinion of the Underwriters, they have completed distribution of the Units, and, as soon as practicable but in any event not later than 30 days after completion of the distribution, will provide the Company or its counsel in writing, with a breakdown of the number of Units distributed in each of the Qualifying Jurisdictions and in the United States where that breakdown is required by a Canadian Commission or the Commission, as the case may be, for the purpose of calculating fees payable to, or making filings with, that Canadian Commission or the Commission, as the case may be.

(2)	No Underwriter shall be liable to the Company under this Section 7 with respect to a default by any of the other Underwriters.

(3)	Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433-(d) under the Securities Act a free writing prospectus prepared by or on behalf such Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of the Underwriter.

Section 8	Termination Rights

(1)	All terms and conditions set out in this Agreement shall be construed as conditions. The Company shall use commercially reasonable efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)	In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Agreement by the Company, any Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on the part of such Underwriter, such Underwriter’s obligations under this Agreement to purchase the Firm Units by giving written notice to the Company and to the other Underwriters (if applicable) at any time after the date hereof and prior to the Time of Closing if:

(a)	material change - there shall be any material change or change in a material fact in the affairs of the Company, or there should be discovered any previously undisclosed material fact in each case which, in the reasonable opinion of the Underwriters (or any of them), has or would be expected to have a significant adverse effect on the market price or value of the Unit Shares or of the Company; or

(b)	disaster out - (i) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX or any securities regulatory authority or any law or regulation is enacted or changed which in the reasonable opinion of the Underwriters (or any of them), acting reasonably, operates to prevent or restrict the trading of the Units Shares or materially and adversely affects or may materially and adversely affect the market price or value of the Unit Shares or of the Company; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the reasonable opinion of the Underwriters seriously adversely affects, or involves, or will, or could reasonably be expected to, seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole; or

(c)	breach - the Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement is or becomes false.

(3)	If the obligations of the Underwriters under this Agreement are terminated pursuant to the termination rights in this Section 8, the liability of the Company to the Underwriters shall be limited to the obligations under Section 10, Section 11 and Section 5.

(4)	The right of the Underwriters (or any of them) to terminate their obligations under this Agreement is in addition to any other remedies they may have in respect of any rights contemplated by the Agreement. A notice of termination given by one Underwriter under this Section 8 shall not be binding upon the other Underwriters.

Section 9	Survival of Representations and Warranties

All representations, warranties, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase and sale of the Firm Units and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriters and/or the Company, as the case may be, in accordance with applicable law, regardless of the Closing of the offering, any subsequent disposition of the Firm Units, and any investigation by or on behalf of the Underwriters with respect thereto for a period ending on the later of: (a) the date that is three years following the Closing Date, and (b) the latest date under applicable securities laws that an action may be commenced or a right of rescission may be exercised with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to indemnification or contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 10	Indemnity

(1)	The Company covenants and agrees to protect, indemnify, and save harmless, each of the Underwriters and their respective affiliates, and each and every one of the directors, officers, employees, partners and agents of the Underwriters (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all expenses, losses (excluding loss of profits), damages or liabilities, joint or several (including the aggregate amount paid in settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Indemnified Parties) as a result of any third party claims, proceedings or legal actions to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Indemnified Parties (or any of them), whether directly or indirectly, including by reason of:

(a)	any statement (except for statements relating solely to the Underwriters and furnished by them in writing specifically for use in the Offering Documents) contained in the Offering Documents (including, for greater certainty, in any documents incorporated by reference therein), which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or any misstatement of a material fact;

(b)	the omission or alleged omission to state in the Offering Documents (including, for greater certainty, in any documents incorporated by reference therein), or any certificate of the Company delivered hereunder or pursuant hereto, any material fact (other than a material fact relating solely to the Underwriters) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances in which it was made;

(c)	any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Prospectuses (including, for greater certainty, in any documents incorporated by reference therein and except for information and statements relating solely to the Underwriters and furnished by them in writing specifically for use in the Prospectuses) that prevents or restricts the trading in any of the Company’s securities or the distribution or distribution to the public, as the case may be, of any of the Firm Units in any of the Qualifying Jurisdictions;

(d)	the Company not complying with any requirement of Applicable Securities Laws or stock exchange requirements in connection with the transactions contemplated herein, including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(e)	any breach of a representation or warranty of the Company contained in this Agreement or the failure of the Company to comply with any of its obligations hereunder.

(2)	Notwithstanding Section 10(1), the indemnification in Section 10(1) does not and shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that (a) the respective Underwriter(s) and/or other Indemnified Parties have been grossly negligent or have committed any fraudulent act or wilful misconduct in the course of the professional services rendered to the Company, and (b) such expenses, losses, claims, damages, liabilities or actions were directly caused or incurred by the gross negligence, fraud or wilful misconduct of such Underwriter(s) and/or other Indemnified Parties.

(3)	If any matter or thing contemplated by this Section 10 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company in writing as soon as possible of the nature of such claim (provided that omission to so notify the Company will not relieve the Company of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Company is materially prejudiced by such omission) and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Company or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4)	In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party’s behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (a) the Company and such Indemnified Party mutually agree to retain other legal counsel; or (b) the representation of the Company and such Indemnified Party by the same legal counsel would, in the opinion of such counsel, be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Company to the extent that they have been reasonably incurred, provided that in no circumstances will the Company be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(5)	To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the right and benefit of this Section 10 in trust for and on behalf of such Indemnified Party.

(6)	The Company hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this Section 10 to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Company’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(7)	The rights of the Company contained in this Section 10 shall not enure to the benefit of any Indemnified Party if the Underwriters were provided with a copy of any amendment or supplement to the Offering Documents which corrects any untrue statement or omission or alleged omission that is the basis of a claim by a party against such Indemnified Party and that is required, under the Applicable Securities Laws, to be delivered to such party by the Underwriters.

(8)	The rights of the Company contained in this Section 10 shall not enure to the benefit of any Indemnified Party to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by the Underwriters in writing specifically for use therein under the heading “Plan of Distribution” contained in the Offering Documents.

(9)	The Company shall not be liable under this Section 10 for any settlement of any claim or action effected without its prior written consent.

Section 11	Contribution

In the event that the indemnity provided for in Section 10 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Company shall contribute to the aggregate of all expenses, losses, claims, damages, liabilities or actions of the nature provided for above such that each Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Company to such Underwriter bears to the aggregate purchase price for the Firm Units, whether or not the Underwriters have been sued together or separately, and the Company shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of expenses, losses, claims, damages, expenses, liabilities or actions giving rise to such contribution for which such Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Underwriter. Notwithstanding the foregoing, a person guilty of gross negligence or wilful misconduct by a final judicial determination shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this Section 11, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 12	Liability of the Underwriters

(1)	The obligation of the Underwriters to purchase the Purchased Shares (and the Additional Shares if the Over-Allotment Option is exercised) in connection with the Offering at the Time of Closing on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages to be purchased at any such time:

Cormark Securities Inc.	80%
M Partners Inc.	20%
100%

(2)	Each Underwriter may arrange for Substituted Purchasers in the United States to purchase from the Company some or all of such Underwriter’s purchase obligation contained in Section 18(1).

(3)	If an Underwriter shall not complete the purchase and sale of the Firm Units (the “Defaulting Securities”) which such Underwriter has agreed to purchase hereunder for any reason whatsoever, the other Underwriters (the “Continuing Underwriters”) shall be entitled, at their option within 36 hours, to purchase or make arrangements to purchase all but not less than all of the Defaulting Securities, pro rata according to the number of Firm Units to have been acquired by the Continuing Underwriters hereunder or in such proportion as the Continuing Underwriters shall agree in writing. If, however, the Continuing Underwriters do not elect to purchase the balance of the Firm Units within 36 hours pursuant to the foregoing: (a) if the number of Defaulting Securities does not exceed 10% of the Firm Units, the Continuing-Underwriters shall be obligated to purchase all but not less than all of the Defaulting Securities, pro rata according to the number of Firm Units to have been acquired by the Continuing Underwriters hereunder; (b) if the number of Defaulting Securities exceeds 10% of the Firm Units, the Continuing Underwriters may, but shall not be obliged to, purchase any of the Defaulting Securities, and if the Continuing Underwriters do not elect to purchase the Defaulting Securities (i) the Continuing Underwriters will not be obliged to purchase any of the Defaulting Securities; (ii) the Company shall not be obliged to sell less than all of the Firm Units; and (iii) the Company shall be entitled to terminate its obligations under this Agreement, in which event there shall be no further liability on the part of the Company or the Continuing Underwriters, except pursuant to the provisions of Section 10, Section 11 and Section 5. Nothing in this Agreement shall oblige any U.S. broker-dealer affiliate of any of the Underwriters to purchase the Firm Units. Any U.S. broker dealer affiliate who makes any offers or sales of the Firm Units in the United States will do so solely as an agent for an Underwriter.

Section 13	Notification to the Underwriters.

The Company undertakes to notify the Lead Underwriter immediately if it comes to its knowledge at any time up to the Closing Date that any of the representations and warranties of the Company in this Agreement was not true or accurate or was misleading in any material respect when given or made or has ceased to be true or accurate in any material respect or has become misleading by reference to the facts or circumstances from time to time subsisting and of all other information of which it becomes aware which may give rise to an obligation to prepare and file Supplementary Material. If, at any time prior to the Closing Date, the Lead Underwriter shall receive notification pursuant to this section or they shall otherwise become aware that any of the representations and warranties in this Agreement is or has become or is likely to become untrue, inaccurate or misleading in any material respect, the Lead Underwriter may (without prejudice to its right to terminate its obligations under this Agreement pursuant to Section 8) require the Company at its own expense to make or cause to be made such announcement as the Underwriters may reasonably determine.

Section 14	Representations, Warranties and Covenants to Survive Delivery.

The representations, warranties and covenants (including indemnities) of the Company and the Underwriters contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Units shall survive the delivery of and payment for the Units sold hereunder and shall continue in full force and effect unaffected by any subsequent disposition of the Units by the Underwriters or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the preparation of the Prospectuses, any amendments or supplements related thereto or the distribution of the Units.

Section 15	No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Firm Units pursuant to this Agreement, including the determination of the Offering Price of the Firm Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16	Notices.

All communications hereunder shall be in writing and shall be mailed, e-mailed, hand delivered, or faxed and confirmed to the parties hereto as follows:

(a)	If to the Underwriters:

Cormark Securities Inc.

Suite 2800, 200 Bay Street

Toronto, Ontario
M5J 2J2

Facsimile: (416) 943-6496

Attention: Darren Wallace

and

M Partners Inc.
100 Wellington Street West, Suite 2201
Toronto, Ontario
M5K 2W1
Facsimile: (416) 603-8608

Attention: P. Mark Smith

With a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention: Ivan Grbesic and Martin Langlois

Facsimile Number: (416) 947-0866

And a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Facsimile: (212) 401-4741

Attention: Robert Charron

(b)	If to the Company:

Golden Queen Mining Co. Ltd.
2300 – 1066 West Hastings Street
Vancouver, British Columbia
V6E 3X2

Attention: Andree St-Germain, Chief Financial Officer

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, Colorado 80202
Facsimile: (303) 629-3450
Attention: Kenneth G. Sam

And a copy (which shall not constitute notice) to:

Morton Law LLP
1200 – 750 West Pender Street
Vancouver, British Columbia
V6C 2T8
Facsimile: (604) 681-9652

Attention: Jed Hops

Any party hereto may change the address for receipt of communications by giving written notice to the others. The parties may change their respective addresses, e-mail addresses and facsimile numbers for notice, by notice given in the manner aforesaid. Any such notification shall be deemed to be effective when faxed or delivered, if faxed or delivered to the recipient on a business day and before 3:00 p.m. (local time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time) on the next following business day.

Section 17	Authority and Use of the Advice of the Lead Underwriter.

The Company shall be entitled to rely and shall act on any notice, waiver, extension or other communication given by or on behalf of the Underwriters by the Lead Underwriter, who have authority to bind the Underwriters with respect to all matters covered by this Agreement insofar as such matters relate to the Underwriters, with the exception of matters arising under Section 10 and Section 11, or notice of termination pursuant to Section 8, which notice may be given by any of the Underwriters. The Company agrees that all written and oral opinions, advice, analysis and materials provided by the Underwriters in connection with the offering and sale of the Units are intended solely for the Company’s benefit and for the Company’s use only and the Company covenants and agrees that no such opinions, advice or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the prior consent of the Lead Underwriter in each specific circumstance.

Section 18	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 11 and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Units as such from any of the Underwriters merely by reason of such purchase.

Section 19	Time of the Essence.

Time shall be of the essence of this Agreement.

Section 20	Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21	Governing Law and Venue.

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein governing contracts made and to be performed wholly therein and without reference to its principles governing the choice or conflict of laws.

Section 22	Counterparts/Facsimile/Electronic Signatures.

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile or e-mail of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

Section 23	General Provisions.

(1)	This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(2)	The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable Canadian Securities Laws and U.S. Securities Laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

The foregoing is agreed by the parties as of the date first mentioned above.

CORMARK SECURITIES INC.

By:	/s/ Darren Wallace
Name: Darren Wallace
Title: Managing Partner

M PARTNERS INC.

By:	/s/ P Mark Smith
Name: P Mark Smith
Title: Managing Partner

Accepted and agreed to as of July 18, 2016.

GOLDEN QUEEN MINING CO LTD.

By:	/s/ Thomas M. Clay
Name: Thomas M. Clay
Title: Chief Executive Officer

EXHIBIT “A”
LIST OF PERSONS SUBJECT TO LOCK-UP

Thomas M. Clay - Chairman & CEO

Robert C. Walish, Jr. - COO

Andree St-Germain - VP Finance & CFO

Brenda Dayton - Corporate Secretary

Bryan A. Coates - Director

Guy L. Bel - Director

Bernard Guarnera - Director

EXHIBIT “B”
FORM OF LOCK-UP AGREEMENT

July 25, 2016

Cormark Securities Inc. (“Lead Underwriter”)

M Partners Inc., (collectively with the Lead Underwriter, the “Underwriters”)

Re: Golden Queen Mining Co. Ltd. (the “Corporation”)

Dear Sirs / Mesdames:

1.	The undersigned understands that each of the Underwriters has entered into an underwriting agreement dated July 18, 2016 with the Corporation (the “Underwriting Agreement”) in respect of a public offering on a “bought deal” underwritten basis of 9,670,000 units of the Corporation (the “Offering”).

2.	Any capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Underwriting Agreement.

3.	Pursuant to Subsection 8(m) of the Underwriting Agreement, the undersigned hereby agrees and covenants that for a period ending 90 days following the Closing Date (the “Lock-up Period”), the undersigned will not, except with the prior written consent of the Lead Underwriter, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale, transfer or otherwise dispose of or monetize the economic value of (or announce any intention to do any of the foregoing) any securities of the Corporation or any financial instruments convertible into, exercisable or exchangeable for, or that represent the right to receive, securities of the Corporation, whether now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership (collectively, the “Undersigned’s Securities”);

The foregoing paragraph shall not apply to: (a) offers received by the Corporation, which have not been withdrawn, to enter into a transaction or arrangement, or proposed transaction or arrangement, pursuant to which, if entered into or completed substantially in accordance with its terms, a party could, directly or indirectly acquire an interest (including an economic interest) in, or become the holder of, 100% of the total number of common shares of the Corporation, whether by way of takeover offer, scheme of arrangement, shareholder approved acquisition, capital reduction, share buyback, securities issue, reverse takeover, dual-listed company structure or other synthetic merger, transaction or arrangement; (b) sales to affiliates of the undersigned; or (c) transfers occurring in connection with transactions arising as a result of the death of the undersigned.

4.	The undersigned understands that the Corporation and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and permitted assigns, and shall enure to the benefit of the Corporation, the Underwriters and their legal representatives, successors and permitted assigns.

Lock-up Agreement

5.	This lock-up agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.	This agreement may be executed by facsimile, PDF or other electronic signature, which shall be effective as original signatures.

[Remainder of page left intentionally blank. Signature page follows.]

Lock-up Agreement

DATED the ____ day of July, 2016.

Witness	Name: Title:

Number of Common Shares held:

Number of options held:

Cormark Securities Inc. hereby acknowledges this lock-up agreement on behalf of the Underwriters this ________ day of July, 2016.

CORMARK SECURITIES INC.

By:
Authorized Signing Officer

Signature Page to Golden Queen Mining Co. Ltd. Lock-Up Agreement

Schedule 1(6)

Pricing Terms

Number of Underwritten Units: 9,670,000

Number of Option Units: 1,450,000